Exhibt 99.1

flyExclusive Releases Shares of Class A Common Stock and Warrants from Lock-Up Agreement

Action positions Company for future inclusion in the Russell Family of Indices

KINSTON, N.C.--(BUSINESS WIRE)--flyExclusive, Inc. (NYSEAMERICAN: FLYX) (“flyExclusive” or the “Company”), a leading provider of premium private jet experiences, today announced it has executed a waiver letter (the “Waiver Letter”), effective immediately, to waive the lock-up of 5,625,000 shares of the Company’s Class A common stock and warrants to purchase 4,333,333 shares of the Company’s Class A common stock owned by EG Sponsor LLC (“EG Sponsor”) and its affiliates (excluding those shares attributable to the former independent directors of EG Acquisition Corp., which were only subject to a one-year lock-up that has now expired). The lock-up has already been in effect for over 18 months since the closing of the Company’s merger with EG Acquisition Corp. on December 27, 2023, and was set to expire on December 27, 2026.

The Company notified EG of its desire to remove the lock-up on EG Sponsor’s Class A Common stock and warrants, to which EG Sponsor agreed, as the Company believes it positions flyExclusive to be included in the Russell Indices, which is expected to benefit its shareholders through increased volume and liquidity and support the Company’s capital raising efforts.

Brad Garner, Chief Financial Officer of flyExclusive, said “EG Sponsor and its affiliates have been, and will continue to be, outstanding financial and strategic partners to flyExclusive. Since entering the public markets, we have grown the business in a disciplined and thoughtful way, and we look forward to expanding our shareholder base through future inclusion in the Russell Indexes.”

About flyExclusive

flyExclusive is a vertically integrated, FAA-certificated air carrier providing private jet experiences by offering customers a choice of on-demand charter, Jet Club, and fractional ownership services to destinations across the globe. flyExclusive has one of the world’s largest fleets of Cessna Citation aircraft, and it operates a combined total of approximately 100 jets, ranging from light to large cabin sizes. The company manages all aspects of the customer experience, ensuring that every flight is on a modern, comfortable, and safe aircraft. flyExclusive’s in-house repair station, aircraft paint, cabin interior renovation, and avionics installation capabilities, are all provided from its campus headquarters in Kinston, North Carolina. To learn more, visit www.flyexclusive.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: the ability to be included in the 2025 Russell Indices; if included, inclusion in the 2025 Russell Indices might not provide increased liquidity or volume in the Company’s Class A common stock or provide the Company with greater access to capital; management of growth; the ability of the Company to file timely file its required annual and quarterly reports with the SEC; the ability of the Company to maintain compliance with NYSE American continued listing standards and maintain the listing of the Company’s securities on a national securities exchange; the ability of the Company to comply with covenants under and repay its debt; the potential dilution of stock ownership by our capital raising efforts; the outcome of any legal proceedings; volatility of the price of the Company’s securities due to a variety of factors, including publication of articles about the Company by third parties, changes in the competitive and highly regulated industries in which flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting flyExclusive’s business; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of flyExclusive’s Annual Report on Form 10-K for the year ended December 31, 2024 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Media Contact: Jillian Wilson, Marketing Specialist
media@flyexclusive.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications
investors@flyexclusive.com